           AMENDMENT TO OPTION AND STOCK PURCHASE AGREEMENT
           ------------------------------------------------

     THIS AMENDMENT TO OPTION AND STOCK PURCHASE AGREEMENT ("Amendment") is made and entered into this 16th day of December, 1997, by and between WESTMINSTER CAPITAL, INC., a Delaware Corporation ("Westminster") and WILLIAM TORO ("Toro").

                             RECITALS
                             --------

     A. On November 10, 1997, Westminster and Toro executed a certain Option and Stock Purchase Agreement (the "Agreement").

     B.  The parties desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1.  The Option Period shall end at 5:00 p.m. on March 10, 1998.

     2. Escrow Instructions shall be executed by the parties concurrently herewith. The Toro Shares, the Westminster Shares and the voting proxy described in Section 2.4 of the Agreement shall be delivered to Escrow Holder by 1:00 p.m. on December 17, 1997.

    3. The Disclosure Schedules shall be delivered by Toro to Westminster by 5:00 p.m. on December 17, 1997.

    4. The parties agree that the form of the definitive Non-Competition Agreement described in Section 11.1.8 of the Agreement is attached hereto as EXHIBIT "A". At the Closing, the date of Closing shall be inserted in the introductory paragraph of said agreement, and said agreement shall be executed by Toro and Westminster.

    5. No further copies of notices given by Westminster to Toro must be sent to Sheldon J. Singer, who has withdrawn as Toro's counsel in this transaction.

    6. In all other respects the Agreement shall remain in full force and effect as originally written.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WESTMINSTER CAPITAL, INC., a
Delaware Corporation

By /s/ William Belzberg               /s/ William Toro
  -----------------------------       -------------------------------
   William Belzberg, President        WILLIAM TORO